SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): February 1, 2006


                           CAROLINA NATIONAL CORPORATION




Incorporated under the     Commission File No. 000-50257      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  571101005


                                 1350 Main Street

                          Columbia, South Carolina 29201

                             Telephone: 803-779-0411


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers.

The registrant's chief financial officer, Rollo F. Ingram has advised the registrant that he will resign his position effective February 21, 2006 in order to accept a position with another banking organization in Atlanta, Georgia.


Item 7.01   Regulation FD Disclosure.

Roger B. Whaley, President and CEO, and Rollo F. Ingram, Executive Vice President and CFO, will present at the Southeast Super-Community Bank Conference on Tuesday, February 7, 2006, in Atlanta, Georgia.

Mr. Whaley and Mr. Ingram will discuss registrant's objectives, including providing personalized banking services to satisfy the needs of customers, investing in accordance with sound banking practices and striving to earn the maximum profit for shareholders. They will review registrant's previously announced results of operations and financial condition at December 31, 2005. Their review will include a discussion of asset quality and loan growth reflecting that registrant not only had no nonperforming assets or loans 90 days or more delinquent at December 31, 2005 but also had a ratio of loan loss reserves to total loans of 1.35%. Their presentation will conclude with a review of registrant's five years goals: to grow organically and/or through acquisitions to become a statewide institution; to never compromise asset quality for the sake of growth; to achieve a 1.0% return on average assets and a 12.0% return on average equity; and to grow efficiently and profitably.

Registrant's presentation is scheduled to begin at 11:05 a.m. ET. A live webcast
of  the  presentation  will  be  available  at   www.super-communitybanking.com/
southeast.htm.





































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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   CAROLINA NATIONAL CORPORATION
                                   (Registrant)



Date:  February 6, 2005            By: /s/ Roger B. Whaley
                                    --------------------------------------------
                                    Roger B. Whaley
                                    President